ALICO RECEIVES LETTER FROM CONTROLLING SHAREHOLDER REAFFIRMING COMMITMENT TO CORPORATE GOVERNANCE PRACTICES

LaBelle, FL, December 7, 2009 -- Alico, Inc. (NASDAQ:ALCO), a land management company, received an amended governance letter from Atlantic Blue Group, Inc. (Atlanticblue), a 51% shareholder, expressing its ongoing commitment to certain corporate governance practices.

In the letter, Atlanticblue reaffirmed its commitment to:

•	Vote its shares to elect director nominees such that a majority of Alico’s Board of Directors is comprised of independent directors as defined under NASDAQ guidelines.

•	Not acquire more than 55% of Alico’s outstanding common stock on a fully diluted basis.

•
Not engage in any related party transaction with Alico or its subsidiaries unless such transaction is approved by a majority of the independent directors (or a committee comprised entirely of independent directors).

John R Alexander, Chairman of Alico stated, “We are pleased to continue to work with our majority shareholder to move the Company forward utilizing sound governance practices.”

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate operations. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

Steven M. Smith
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about hopes and desires and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.